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                                                                   EXHIBIT 23.1

                     CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Phone.com, Inc.

We consent to the incorporation herein by reference of our report dated July 19, 2000, except as to Note 9, which is as of September 8, 2000, and Note 10, which is as of September 18, 2000, relating to the consolidated balance sheets of Phone.com, Inc. and subsidiaries as of June 30, 1999 and 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended June 30, 2000, and the related financial statement schedule, which report appears in this registration statement on Form S-4/A of Phone.com, Inc. We also consent to the references to our firm under the heading "Phone.com Selected Historical Consolidated Financial Data" and "Experts."

                                          /s/ KPMG LLP

Mountain View, California

October 4, 2000